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                                                                   EXHIBIT 10.13

                               AMENDMENT NO. 2 TO
                               SERVICES AGREEMENT

          AMENDMENT, dated as of March 25, 1999, to the AGREEMENT, dated as of June 1, 1997 (as amended by an Amendment, dated as of July 1, 1997, the "Agreement"), between INTEREP NATIONAL RADIO SALES, INC., a New York corporation ("Interep"), and MEDIA FINANCIAL SERVICES, INC., a Florida corporation ("Media").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Interep and Media are parties to the Agreement, and wish, pursuant to Section 2(m), the second paragraph of Section 4 and Section 5 of the Agreement, to modify the Agreement to increase the compensation payable to Media in light of its (i) new responsibilities and attendant costs with regard to financial reporting due to the completion of Interep's Rule 144A note offering, the registration with the Securities and Exchange Commission of notes which were exchanged for such Rule 144A notes and the subsequent preparation and filing of periodic reports required under the federal securities laws and (ii) increased duties and attendant costs due to Interep's entry into representation contracts with the CBS and ABC station groups (such increased responsibilities and duties are referred to together as the "Additional Services");

          NOW, THEREFORE, the parties agree that the Agreement is amended as set forth below:

          1. Definitions. Capitalized terms used in this Amendment have the meanings given to them in the Agreement.

          2.   Effective Date.  This Amendment shall be effective as of June 1,
1998.

          3. Fees. In order to reflect the costs attendant on providing the Additional Services, which costs are set forth in Exhibit A to this Amendment (which shall also be Schedule B to the Agreement, as amended), the fees payable by Interep to Media in years 2, 3, 4 and 5 of the Term shall be increased by $240,000 per year. Accordingly, Section 4 of the Agreement is amended to read in its entirety as follows:

               "Section 4. In consideration of the services to be provided by Media to Interep pursuant to this Agreement, Interep shall pay annual fees to Media as follows:

               Contract Year                      Annual Fee
               -------------                      ----------

                      1                           $2,580,000
                      2                           $2,820,000
                      3                           $2,961,000
                      4                           $3,109,050
                      5                           $3,264,503
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     Schedule A illustrates how the initial annual fee was calculated and
     Schedule B illustrates how the annual fees for succeeding years were calculated. If the Term is extended beyond five years, Media's fees shall be in such amounts as the parties shall agree. All annual fees shall be payable, in advance, in 24 equal semi-monthly installments (initially $107,500 per installment) on the first and 16th days of each month. Media shall render invoices for such monthly fees to Interep at least five days prior to the scheduled payment dates. Media shall be responsible for the payment of any sales, use or similar taxes, if any, that may be payable with respect to the services it provides pursuant to this Agreement.

               Further, if pursuant to clause (m) of Section 2, Media provides additional services to Interep, or Interep forms or acquires an additional subsidiary, business segment or business, with the result that Media must expand its personnel, office space or facilities, the parties shall in good faith negotiate and agree on an appropriate increase in Media's fee to take the reasonable, additional costs of such expansion into account.

               If Media finds, initiates or otherwise arranges for financing for Interep, or is able to reduce the charges of any firm which provides or arranges for such financing, Interep shall pay Media a fee for its financing activities, or an incentive for its cost savings, as the case may be, and as the parties shall agree."

          4. Savings Clause. In all other respects, the Agreement shall continue unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    INTEREP NATIONAL RADIO SALES, INC.


                                    By        /s/ Ralph C. Guild
                                      -----------------------------------------
                                              Ralph C. Guild
                                              Chairman of the Board


                                    MEDIA FINANCIAL SERVICES, INC.


                                    By        /s/ William J. McEntee, Jr.
                                      -----------------------------------------
                                              William J. McEntee, Jr.
                                              President

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